EXHIBIT 99

                             Date:      January 29, 2004
                             Refer to:  (317) 276-5795 - Terra Fox (Lilly)
                                        (425) 415-2207 - Lacy Fitzpatrick (ICOS)


                     Lilly ICOS LLC Reports Results for 2003
            -- Cialis(R) 2003 worldwide sales exceed $200 million --

BOTHELL, Wash. and INDIANAPOLIS, Ind.--January 29, 2004--Lilly ICOS LLC (Lilly
ICOS), a 50/50 joint venture between ICOS Corporation (Nasdaq:ICOS) and Eli Lilly and Company (NYSE:LLY), which is marketing Cialis(R) (tadalafil) for the treatment of erectile dysfunction (ED), is releasing its financial results for the year and fourth quarter ended December 31, 2003.

During 2003, Cialis was launched around the world. The commercial launches began in Europe in early February and continued throughout the year. U.S. approval occurred on November 21, 2003, and physician detailing and pharmacy stocking began immediately thereafter. Cialis also became available in pharmacies in
Mexico, in August 2003, and in Canada late in November 2003.
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Cialis Product Sales Highlights for 2003 (in millions):
-------------------------------------------------------
                                                            Fourth Quarter         Full Year
Sales in Lilly ICOS Joint Venture Territories:              --------------         ---------
         United States                                               $27.9             $27.9
         Europe (1)                                                   30.4              95.1
         Canada and Mexico                                             4.6               6.8
                                                        -------------------------------------
                  Total Lilly ICOS                                    62.9             129.8

Sales in Lilly-Only Territories                                       31.3              73.5
                                                        -------------------------------------
                  Worldwide Total                                    $94.2            $203.3
                                                        =================== =================
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--------------------------------
(1)  Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland,
     Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden
     and the United Kingdom.

"The first phase of the U.S. launch was executed with speed and precision. Sales representatives met with physicians the first business day after approval. Product was shipped from the manufacturing facility within two business days, and Cialis was on the shelves in most pharmacies within two weeks," stated Khoso Baluch, Lilly's U.S. Business Unit Leader for Cialis. "Building awareness and motivating men with ED to ask for Cialis are now the top priorities. Brand awareness advertising was rolled out in mid-January 2004. Consumer advertising with the profile and benefits of Cialis -- critical in reaching ED patients and emphasizing Cialis' unique profile -- will debut at the Super Bowl."

"Patients tell us that they value the distinctive attributes of Cialis, particularly that it has been shown to improve erectile function, compared to placebo, for up to 36 hours following dosing," commented Leonard Blum, ICOS Corporation Vice President of Sales and Marketing. "Cialis provides the patient and his partner the freedom to choose the time for intimacy that is right for them."


2003 Full-Year Financial Results
--------------------------------

For the year ended December 31, 2003, Lilly ICOS reported a net loss of $174.7 million, compared to a net loss of $131.3 million for the year ended December 31, 2002.

In its first year on the market, 2003 worldwide net product sales of Cialis totalled $203.3 million, of which $129.8 million represent sales in Lilly ICOS joint venture territories and $73.5 million represent sales in Lilly-only territories. Total Lilly ICOS revenue was $144.5 million, including $14.7 million in royalties on Cialis sales reported by Lilly.

Cialis has successfully captured a significant share of unit (tablet) sales in Europe among the three PDE5 inhibitors [Cialis, Viagra(R) (sildenafil) and Levitra(R) (vardenafil)]. For November 2003, based on pharmacy purchases from wholesalers(2), Cialis had a 35% share in France, 30% in Germany, 27% in Italy and 16% in both Spain and the United Kingdom. And, through November 2003, those markets continue to grow at healthy rates(2) - ranging from 22% in Italy up to 40% in Germany.

Cost of sales totalled $12.5 million in 2003, including royalties payable by Lilly ICOS equal to five percent of its net product sales.

Selling, general and administrative expenses increased $167.4 million, from $75.7 million in 2002, to $243.1 million in 2003. The increase primarily reflects the substantial selling and marketing activities associated with the 2003 launches of Cialis in Europe, beginning in early February, and North America later in the year.


--------

(2) IMS Health. IMS MIDAS, Copyright 2003. Growth rates are based on three-month moving total tablet inflow to pharmacies.

Research and development expenses increased $8.0 million, to $63.6 million, in 2003, primarily related to post-marketing clinical studies in Europe, and clinical pharmacology studies in the U.S.

2003 Fourth Quarter Financial Results
-------------------------------------

For the three months ended December 31, 2003, Lilly ICOS reported a net loss of $57.7 million, compared to a net loss of $42.4 million for the three months ended December 31, 2002.

Worldwide net sales of Cialis totalled $94.2 million in the fourth quarter of 2003, of which $62.9 million represent sales in Lilly ICOS joint venture territories and $31.3 million represent sales in Lilly-only territories. Total Lilly ICOS revenue was $69.2 million, including $6.3 million in royalties on Cialis sales reported by Lilly.

Total expenses increased $84.5 million, to $126.8 million, in the fourth quarter of 2003, reflecting the cost of selling and marketing activities associated with the 2003 launches of Cialis in North America and Europe.

About Lilly ICOS LLC
--------------------

Lilly ICOS LLC is a joint venture between ICOS Corporation and Eli Lilly and Company.

Eli Lilly and Company, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Indiana, Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs.

ICOS Corporation, a biotechnology company, is dedicated to bringing innovative therapeutics to patients. Headquartered in Bothell, Washington, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical conditions such as interstitial cystitis, chronic obstructive pulmonary disease, cancer and inflammatory diseases.

                                       ###

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the industry, management beliefs and certain assumptions made by the management of ICOS and Lilly. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological, legal and other factors discussed in the two companies' respective filings with the Securities and Exchange Commission, which may affect the business and prospects of the two companies and Lilly ICOS. Results and the timing and outcome of events may differ materially from those expressed or implied by the forward-looking statements in this press release. More specifically, there can be no assurance that Cialis will achieve commercial success or that competing products will not pre-empt market opportunities that might exist for the product.

The forward-looking statements contained in this press release represent ICOS' and Lilly's judgment as of the date of this release. ICOS and Lilly undertake no obligation to publicly update any forward-looking statements.


                       --Selected financial data follows--

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

                                 Lilly ICOS LLC
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                                   (unaudited)

                                                Three Months Ended                         Year Ended
                                                   December 31,                           December 31,
                                          -------------------------------      ------------------------------------
                                               2003           2002                   2003              2002
                                          -------------------------------      ------------------------------------
Revenue:

     Product sales, net                       $    62,911      $       -            $    129,828       $         -
     Royalties                                      6,263              -                  14,705                 -
                                          -------------------------------      ------------------------------------
         Total revenue                             69,174              -                 144,533                 -
                                          -------------------------------      ------------------------------------

Expenses:
     Cost of sales                                  5,966              -                  12,543                 -
     Selling, general & administrative            103,025         22,580                 243,110            75,697
     Research and development                      17,858         19,782                  63,622            55,641
                                          -------------------------------      ------------------------------------
         Total expenses                           126,849         42,362                 319,275           131,338
                                          -------------------------------      ------------------------------------

Net loss                                      $  (57,675)      $ (42,362)            $  (174,742)      $  (131,338)
                                          ===============================      ====================================

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                                      -4-